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                                                                   EXHIBIT 23.3

                             ACCOUNTANTS' CONSENT

The Shareholders and Board of Directors

Outdoor Communications, Inc. and Subsidiaries:

We consent to the use of our report dated June 4, 1996, related to the consolidated financial statements of OCI Corp. of Michigan (now known as OCI
(N) Corp.) and Subsidiaries included herein, and to the references to our firm under the headings "Selected Historical Consolidated Financial and Other Information" and "Experts" in this Registration Statement (No. 333-28489) and related Prospectus.

                                          KPMG Peat Marwick LLP
East Lansing, Michigan

July 18, 1997